Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 29, 2008, with respect to the consolidated financial statements and schedule of Secure Computing Corporation, and the effectiveness of internal control over financial reporting of Secure Computing Corporation, incorporated by reference in this Current Report on Form 8-K/A of McAfee, Inc. dated November 18, 2008, filed with the Securities and Exchange Commission.
We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-155583, 333-150919, 333-150918, 333-126929, 333-126928, 333-121740, 333-41337, 333-112175, 333-110257, 333-99611, 333-91422, 333-71404, 333-66586, 333-54024, 333-43572, 333-41964, 333-88399, 333-80829, 333-69301, 333-63627, 333-61369, 333-49297, 333-51795, 333-41337, 333-33297, and 333-11155 of our reports dated February 29, 2008, with respect to the consolidated financial statements and schedule of Secure Computing Corporation, and the effectiveness of internal control over financial reporting of Secure Computing Corporation, incorporated by reference in this Current Report on Form 8-K/A of McAfee, Inc. dated November 18, 2008, filed with the Securities and Exchange Commission.
/s/ Ernst & Young
Minneapolis, Minnesota
January 29, 2009

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